UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2004

Gateway, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22784	42-1249184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14303 Gateway Place Poway, California	92064
(Address of Principal Executive Offices)	(Zip Code)

(858) 848-3401

(Registrant’s telephone number, including area code)

Item 4.	Changes in Registrant’s Certifying Accountant.

On March 4, 2004, Gateway, Inc. (the “Company”) was notified by PricewaterhouseCoopers LLP, the Company’s independent accountant, that it declined to stand for reelection for the year ended December 31, 2004.

The Company is currently interviewing other accounting firms to serve as its independent accountant, but has not yet engaged another firm at this time.

The reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audits of the Company’s financial statements for the two most recent fiscal years and through March 4, 2004, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in its report on the Company’s financial statements for such years.

During the two most recent fiscal years and through March 4, 2004, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested PricewaterhouseCoopers LLP to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of that letter dated March 11, 2004 is filed as Exhibit 16(a) to this report.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

16	(a)	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated March 11, 2004 regarding its agreement with the statements made in this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2004

GATEWAY, INC.

By:	/s/ Roderick M. Sherwood III

Name:	Roderick M. Sherwood III
Title:	Executive Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description
16(a)	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 11, 2004 regarding its agreement with the statements made in this report on Form 8-K.